ITEM 28(h)(ii) - Consent to Assignment of Mutual Fund Services Agreement.

CONSENT TO ASSIGNMENT

This Consent to Assignment is dated October 12, 2012, by and between Huntington Asset Services, Inc. (“Huntington”) and Midas Fund, Inc., Midas Magic, Inc., and Midas Perpetual Portfolio, Inc. (each, a “Fund,” and together, the “Funds”).

WHEREAS, Huntington provides the Funds with certain accounting, transfer agency, anti-money laundering, and tax services pursuant to the Mutual Fund Services Agreement by and between Huntington and the Funds (“Agreement”) dated March 1, 2012; and

WHEREAS, pursuant to the Agreements and Plans of Reorganization (“Reorganization Agreements”) by and between each Fund and Midas Series Trust (“Trust”) on behalf of Midas Fund, Midas Magic, and Midas Perpetual Portfolio (each, a “New Fund,” and together, the “New Funds”) dated October 1, 2012, each Fund will transfer all of its Assets to the corresponding New Fund as of the Effective Time1; and

WHEREAS, the Funds wish to assign their contractual rights and obligations under the Agreement to the Trust; and

WHEREAS, Section 11 of the Agreement requires the written consent of the non-assigning party for its assignment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Huntington and the Fund agree as follows:

1.  Consent to Assignment.  The Fund may assign its contractual rights and obligations under the Agreement to the Trust, effective October 12, 2012.

1 Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Reorganization Agreements.

IN WITNESS WHEREOF, the undersigned have caused this Consent to Assignment to be executed as of the date first written above.

HUNTINGTON ASSET SERVICES, INC.

By: /s/ Matthew J. Miller
Name: Matthew J. Miller
Title: Vice President

MIDAS FUND, INC.

By: /s/ John F. Ramírez
Name: John F. Ramírez
Title: Vice President

MIDAS MAGIC, INC.

By: /s/ John F. Ramírez
Name: John F. Ramírez
Title: Vice President

MIDAS PERPETUAL PORTFOLIO, INC.

By: /s/ John F. Ramírez
Name: John F. Ramírez
Title: Vice President